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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 2001, except for Note 13, as to which the date is March 23, 2001, on our audits of the financial statements of Precis, Inc.


/s/ MURRELL, HALL, McINTOSH & CO., PLLP.

Norman, Oklahoma
February 25, 2002